EXHIBIT 6(h)
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
AMERICAN MUTUAL LIFE INSURANCE COMPANY
TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:
     Pursuant to Section 1007 of the Iowa Business Corporation Act, Chapter 490, Code of Iowa (1995), the undersigned corporation adopts the following amended and restated articles of incorporation.
     1. The name of the corporation is AMERICAN MUTUAL LIFE INSURANCE COMPANY. These amended and restated articles of incorporation amend the Amended and Substituted Articles of Incorporation of the Corporation changing its name to AMERUS LIFE INSURANCE COMPANY.
     2. The text of the amended and restated articles of incorporation is:
ARTICLE I
     The name of the corporation is AmerUs Life Insurance Company.
ARTICLE II
     The location of the principal executive office of the corporation is:
611 Fifth Avenue
Des Moines, Iowa 50309
ARTICLE III
     The corporation shall have perpetual duration.
ARTICLE IV
     The purpose of the corporation is to engage in the business of a legal reserve life insurance company under Chapter 508, Code of Iowa (1995), and to insure all risks and issues all policies, contracts and forms, both participating and non-participating, authorized by Title XIII, Subtitle 1, Code of Iowa (1995), and all acts amendatory thereof or additional thereto, for a life insurance company and to transact and engage in any and all lawful business for which corporations may be organized under the Iowa Business Corporation Act which, directly or indirectly, arises therefrom, is incidental thereto, is associated therewith, is in furtherance thereof, or which facilitates the foregoing.

ARTICLE V
     The aggregate number of shares of stock that the corporation is authorized to issue is ten million (10,000,000) shares of common stock, $1.00 par value.
ARTICLE VI
     The street address of the corporation’s initial registered office in Iowa and the name of its initial registered agent at that office is:
James A. Smallenberger
418 Sixth Avenue
Des Moines, Iowa 50309
ARTICLE VII
     The holder or holders, jointly or severally, of not less than one-fifth, but less than a majority of the shares of the capital stock, shall be entitled to nominate, to be elected or appointed, as the case may be, directors or other persons performing the functions of directors by whom, according to these Articles of Incorporation, its affairs are to be conducted. In the event such nomination shall be made, there shall be elected or appointed to the extent that the total number to be elected or appointed is divisible, such proportionate number from the persons so nominated as the shares of stock held by persons making such nominations bear to the whole number of shares issued; provided the holder or holders of the minority shares of stock shall only be entitled to one-fifth (disregarding fractions) of the total number of directors to be elected for each one-fifth of the entire capital stock of the corporation so held by them; and provided, further, that this shall not be construed to prevent the holders of a majority of the stock of this corporation from electing the majority of its directors. Vacancies occurring from time to time shall be filled so as to preserve and secure to such minority and majority stockholders proportionate representation as herein provided.
ARTICLE VIII
     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a transaction from which the director derives an improper personal benefit, or (iv) under section 490.833 of the Iowa Business Corporation Act. If the Iowa Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without any further action, to the maximum extent permitted by law. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability, or any other right or protection, of a director of the corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.

     3. The duly adopted restated articles of incorporation supersede the original articles of incorporation, the amended and substituted articles of incorporation, and all amendments thereto.
     4. The amended and restated articles of incorporation amend the amended and substituted articles of incorporation. The amended and restated articles of incorporation were proved by the policyowners of the corporation qualified to vote. The designation approved by the policyowners of the corporation qualified to vote. The designation, number of policyowners of the corporation qualified to vote, number of votes entitled to be cast by each voting group entitled to vote separately on the amended and restated articles of incorporation, and the number of votes of each voting group indisputably represented at the meeting is as follows:

	NUMBER OF	VOTES ENTITLED TO
	POLICYOWNERS	BE CAST ON RESTATED	VOTES REPRESENTED
DESIGNATION OF GROUP	ENTITLED TO VOTE	ARTICLES	AT MEETING

Policyowners qualified to vote	335,811	335,811	69,936

     4a. The total number of votes cast for and against the restated articles of incorporation by each voting group entitled to vote separately on the restated articles of incorporation is as follows:

VOTING GROUP	VOTES FOR	VOTES AGAINST

Policyowners qualified to vote	65,246	4,690

The number of votes cast for the amended and restated articles of incorporation by each voting group was sufficient for approval by that voting group.
     5. The effective date and time of this document is 11:59 p.m., June 30, 1996.
     Dated this 13th day of June, 1996.

[SEAL]	AMERICAN MUTUAL LIFE INSURANCE COMPANY

	By	/s/ Sam C. Kalainov

Attest:		Sam C. Kalainov, Chairman

/s/ James A. Smallenberger	By	/s/ Roger K. Brooks

James A. Smallenberger, Secretary		Roger K. Brooks, Chief Executive Officer

STATE OF IOWA	)
	)	SS
COUNTY OF POLK	)
     On this 13th day of June, 1996, before me, the undersigned, a Notary Public in and for said State, personally appeared Sam C. Kalainov and Roger K. Brooks, being by me duly sworn, did say that they are the Chairman and Chief Executive Officer, respectively, of American Mutual Life Insurance Company, executing the within and foregoing instrument; that the seal affixed thereto is the seal of said corporation; that said instrument was signed (and sealed) on behalf of said corporation by authority of its Board of Directors; and the said Chairman and Chief Executive Officer, as such officers, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by them voluntarily executed.
[Seal]

/s/ Julie Lyn Ketterer
Notary Public in and for said State

CERTIFICATE OF APPROVAL
ATTORNEY GENERAL
     Pursuant to provisions of the Iowa Code, the undersigned approves the Amended and Restated Articles of Incorporation of American Mutual Life Insurance Company and finds them in conformance with the laws of the United States and with the laws and Constitution of the State of Iowa.

THOMAS J. MILLER Attorney General of Iowa
6-19-96	/s/ Scott M. Galenbeck
By: SCOTT M. GALENBECK
Assistant Attorney General

CERTIFICATE OF APPROVAL
COMMISIONER OF INSURANCE
     Pursuant to the provisions of the Iowa Code, the undersigned approves the Amended and Restated Articles of Incorporation of American Mutual Life Insurance Company.

THERESE M. VAUGHAN Commissioner of Insurance
6-19-96	/s/ Robert L. Howe
By: ROBERT L. HOWE
Deputy Commissioner and Chief Examiner